Exhibit 4.4

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER

RESTRICTIONS AND OTHER INFORMATION

CERTIFICATE OF STOCK

[LOGO]

MFA FINANCIAL, INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF MARYLAND

NUMBER	SHARES

6.50% SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 55272X 508

THIS CERTIFIES THAT                                                               is the owner of                                                               FULLY PAID AND NONASSESSABLE SHARES OF THE 6.50% SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF MFA FINANCIAL, INC., a Maryland corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation, each as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: **SPECIMEN**

[SEAL OF MFA FINANCIAL, INC.]

GENERAL COUNSEL AND SECRETARY	CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE, INC.
TRANSFER AGENT AND REGISTRAR

BY:
AUTHORIZED SIGNATURE

IMPORTANT NOTICE

The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in the Charter of the Corporation, (1) no Person may Beneficially Own or Constructive Own shares of Equity Stock in excess of 9.8% (in value or number) of the outstanding Capital Stock of the Corporation; or (2) there shall be no Transfer of other event that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation’s being “closely held” under section 856(h) of the Code. Any Person who violates, or attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of, the above limitations must immediately notify the Corporation in writing. If the restrictions on ownership and transfer are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust for the benefit of one or more Charitable Beneficiaries as provided in the Charter. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in the legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE; AND (2) WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, A FULL STATEMENT OF (A) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET; AND (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                               hereby sell, assign and

transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                       Shares of the 6.50% SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                        Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.